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                                                                    EXHIBIT 10.2

                                December 26, 2000



Prestolite Electric Incorporated
2311 Green Road
Suite B
Ann Arbor, Michigan  48105

Ladies and Gentlemen:

         Reference is hereby made to the $5,000,000 Master Revolving Note dated September 29, 2000 (together with all amendments thereto, the "Note"), from Prestolite Electric Incorporated ("Company") as maker to Comerica Bank ("Bank") as payee. This letter, when signed by you, will constitute our agreement concerning advances under the Note and the issuance of standby or commercial letters of credit for the account of the Company. As used in this letter, the term "Indebtedness" shall mean all indebtedness and any other obligations of the Company to the Bank under or in respect of the Note, any letters of credit issued pursuant to this letter, and all other indebtedness or obligations of the Company to the Bank of any kind or nature whatsoever, whether now owing or hereafter created, and whether absolute or contingent.

         1. The Company and the Bank agree that so long as any Indebtedness remains outstanding, the Company will furnish to the Bank:

            (a) within ninety (90) days after and as of the end of each fiscal year of Prestolite Electric Holding, Inc. ("PEI"), detailed consolidated financial statements of PEI and its consolidated subsidiaries, audited and certified by independent certified public accountants satisfactory to Bank, and unaudited consolidating financial statements of PEI and its consolidated subsidiaries;

            (b) within thirty (30) days after and as of the end of each month other than December, and within sixty (60) days after the end of each December, a consolidated balance sheet and consolidated statement of profit and loss and surplus reconciliation of PEI and its subsidiaries presented in the form previously submitted to Bank, certified (upon request of Bank) by an authorized officer of Company as being correct and accurate to the best of his knowledge;


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            (c)   within ninety (90) days after the beginning of each fiscal year of PEI, financial projections for PEI and subsidiaries (on a month by month basis) for such fiscal year;

            (d) such information as required by the terms and conditions of any security agreements or advance formula agreements;

            (e) simultaneously with the delivery of any financial statements or reports, certificates, notices of default or other material correspondence to the holders of any senior debt of the Company, copies thereof; and

            (f) promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time.

         2. In addition to advances under the Note, the Bank may issue, from time to time until January 31, 2002, standby letters of credit for the account of the Company in an aggregate face amount not to exceed $5,000,000; provided, however, that the sum of the aggregate amount of advances outstanding under the Note plus the aggregate face amount of all outstanding letters of credit issued pursuant to this letter shall not exceed the lesser of $5,000,000 or the advance formula as set forth in the Advance Formula Agreement dated as of the date hereof between the Company and the Bank; provided further, that except as described in the following proviso, no letter of credit shall, by its terms, have an expiration date which extends beyond the earlier to occur of one year after issuance or January 31, 2002; and provided further, that in the event Bank agrees to issue any letter of credit having an expiration date later than January 31, 2002, Company shall deliver to Bank on demand cash collateral in an amount equal to the maximum undrawn amount of such letter of credit. The issuance of any letters of credit shall be subject to the terms and conditions of any letter of credit applications and agreements executed and delivered by the Company to the Bank with respect thereto. The Company shall pay to the Bank annually in advance a fee of two percent (2%) per annum of the face amount of each such letter of credit.

         3. The Company agrees to pay to the Bank a commitment fee on the average daily balance of the unused portion of the Note at the rate of one-quarter of one percent (1/4%) per annum computed on the actual number of day elapsed using the year of 360 days. The commitment fee shall be payable quarterly in arrears on the first day of January, April, July and October, commencing January 1, 2001, and at the maturity of the Note, and shall be non-refundable. For purposes calculating the commitment fee, the face amount of all outstanding letters of credit issued pursuant to this letter shall be considered to be outstanding advances under the Note.

         4. Any default by the Company under this Agreement shall constitute a Default under the Note.

         5. This letter agreement amends and restates in its entirety that certain Second Amended and Restated Credit Agreement dated as of December 31, 1998, as amended, between the Bank and the Company ("Original Credit Agreement"). The Bank acknowledges that (a) the Company has previously repaid to the Bank outstanding indebtedness under the Original Credit Agreement of approximately $18,000,000 and (b) as a result of the amendment and restatement of the Original Credit Agreement upon the terms and conditions set forth herein, the maximum amount of credit available to the Company under the Original Credit Agreement has been permanently reduced by $18,000,000, from $23,000,000 to $5,000,000.

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         6. This letter agreement supersedes and replaces a similar letter agreement dated September 29, 2000 (the "Original Letter Agreement") pertaining to the $5,000,000 facility set forth herein, because the Original Letter Agreement included certain errors and omissions. Accordingly, the Original Letter Agreement shall be disregarded and of no effect and the $5,000,000 facility shall be governed solely by the terms and conditions of this letter agreement.

         7. Company agrees to pay the Bank a non-refundable loan origination fee in the amount of $5,000.

         If the foregoing clearly sets forth our understanding regarding these matters, please sign this letter were indicated and return it to me.



                                                     Very truly yours,



                                                     Peggy A. Cummins
                                                     First Vice President


Acknowledged and agreed to as of the date set forth above:

PRESTOLITE ELECTRIC INCORPORATED

By: ____________________________________

Its: ___________________________________



By:  ____________________________________

Its:  ____________________________________



                           REAFFIRMATION OF GUARANTY

         The undersigned reaffirms and ratifies all of its obligations to the Bank under or in respect of the Guaranty dated October 25, 1994, executed and delivered by the undersigned to the Bank.


                                      PRESTOLITE ELECTRIC HOLDING, INC.

                                      By: _____________________________________

                                      Its: ____________________________________